SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2009

Data I/O Corporation

(Exact name of registrant as specified in its charter)

Washington

(State of other jurisdiction of incorporation)

0-10394	91-0864123
(Commission File Number)	(IRS Employer Identification No.)

6464 185th Avenue NE, Suite 101, Redmond, WA 98052

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 881-6444

Not Applicable

(Former name or former address, if changed since last report)

Page 1 of 2 Pages

Item 5.02 (b) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Data I/O Corporation’s Board of Directors have approved making a 2 position reduction in the size of the Board. This action is being taken as a part of the Company’s cost control measures and will be effective as of the Annual Meeting of Shareholders scheduled to be held May 14, 2009. As a result, Daniel DiLeo and Edward Lazowska will not be standing for re-election. The four member Board of Director slate to be submitted for reelection at the Annual Meeting of Shareholders will consist of: Frederick Hume, Paul Gary, Steven Quist, and William Walker.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

March 5, 2009	By /s/ Joel S. Hatlen________
Joel S. Hatlen
Vice President
Chief Financial Officer